EMPLOYMENT AGREEMENT THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered on December 5, 2025 (the “Effective Date”), by and between Willis Lease Finance Corporation, a Delaware corporation (“Employer”), and Austin Willis (“Employee”). RECITALS WHEREAS, pursuant to an employment agreement made and entered into with Employee on March 3, 2022 to be effective as of April 1, 2022, Employer has employed Employee as its Chief Executive Officer (the “Prior Agreement”); WHEREAS, Employer and Employee desire to amend and restate the Prior Agreement in its entirety, upon the terms and conditions set forth herein; and WHEREAS, Employee acknowledges that he has had an opportunity to consider this Agreement and consult with independent advisors of his choosing with regard to the terms of this Agreement, and enters this Agreement voluntarily and with a full understanding of its terms. AGREEMENT NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises of the parties and the mutual benefits they will gain by the performance thereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows: 1. Definitions. The following terms in the Agreement shall have the meanings as set forth below: “Affiliate” means a person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first mentioned person. “Board” means the Board of Directors of Employer. “Cause” means any of the following: following thirty (30) days advance written notice to Employee setting forth in reasonable detail the nature of the Cause of: i. Employee’s conviction of or plea of nolo contendere to any felony or gross misdemeanor charges brought in any court of competent jurisdiction; ii. any fraud, misrepresentation or gross misconduct by Employee against Employer; 151778137v13

2 iii. Employee’s willful refusal or willful failure to perform his duties as Chief Executive Officer; or iv. Employee’s material, willful breach of this Agreement. No such act or event described in clauses (iii) and (iv) of this paragraph 1(c) shall constitute Cause hereunder if Employee has fully cured such act or event during the applicable thirty (30) day notice period. “Change in Control” means the occurrence of any of the following events: i. the date upon which Employee, Charles F. Willis IV, or any of their respective Affiliates (collectively, the “Willis Group”) collectively cease to be the largest holder or beneficial owner of Employer’s outstanding voting securities, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934; provided, however, that this clause shall not apply if (A) the transaction or series of related transactions resulting in such change was (1) approved in writing by the Willis Group, or (2) a transaction or a series of related transactions in which the Willis Group sells, transfers, tenders, or otherwise disposes of some or all of its voting securities in a manner that, on its own, results in the Willis Group ceasing to be the largest holder, or (B) at the time of the triggering transaction(s), the combined holdings or beneficial ownership of the Willis Group is less than ten percent (10%) of Employer’s outstanding voting securities; and provided further, that for the avoidance of doubt, passive institutional investors that have not filed nor are required to file a Schedule 13D shall not be deemed to have caused a Change in Control under this Section 1(d)(i), even if they hold a greater percentage of voting securities than the Willis Group; ii. the stockholders of Employer approve a merger or consolidation of Employer with any other entity, other than a merger or consolidation in which the voting securities of Employer outstanding immediately prior to the transaction continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power of Employer or such surviving entity immediately after such merger or consolidation; or the stockholders of Employer approve a plan of complete liquidation or dissolution of Employer or an agreement for the sale or disposition by Employer of all or substantially all of Employer’s assets; provided, however, that if such merger, consolidation, liquidation, dissolution, sale or disposition does not subsequently close, a Change in Control shall not be deemed to have occurred; or iii. during any two (2) year period, individuals who constitute the Board as of the beginning of such period (the “Incumbent Directors”) cease to

3 constitute at least a majority of the Board; provided that any individual becoming a director shall be considered an Incumbent Director only if such individual’s election or nomination was approved by (A) at least eighty percent (80%) of the then-serving Incumbent Directors and (B) at least a majority of the independent directors (as defined in the Nasdaq listing standards). No individual shall be deemed an Incumbent Director if such individual was elected or nominated as a result of an actual or threatened proxy contest. For purposes of this Section 1(d), (A) “Affiliates” means any trust, estate, entity, or immediate family member through which Employee or Charles F. Willis IV holds voting or beneficial ownership in Employer and (B) “approved in writing by the Willis Group” means either that a majority of the voting shares held by the Willis Group are voted in favor of such action or election or Employee votes in favor of such action, election or nomination in his capacity as a director of the board of directors of Employer. “Code” means the Internal Revenue Code of 1986, as amended. “Committee” means the Compensation Committee of the Board. “Confidential and Proprietary Information” means information not generally known to the public and which is proprietary to Employer and relates to Employer’s existing or reasonably foreseeable business or operations, including but not limited to trade secrets, business plans, advertising or public relations strategies, financial information, budgets, personnel information, customer information and lists, and information pertaining to research, development, manufacturing, engineering, processing, product designs (whether or not patented or patentable), purchasing and licensing, and which may be embodied in reports or other writings or in blue prints or in other tangible forms such as equipment and models. “Good Reason” means the occurrence of any one or more of any of the following: following thirty (30) days advance written notice to Employer setting forth in reasonable detail the nature of the Good Reason, provided such notice is delivered within sixty (60) days of knowledge of the occurrence of the applicable event that would trigger Good Reason: i. a material reduction in the Base Salary (as defined below) (other than such Base Salary reduction that is in proportion to any salary reduction program approved by the Committee that affects all executive officers of Employer), or a material reduction in the Target Annual Bonus (as defined below) opportunity; ii. a material reduction in benefits;

4 iii. a material reduction in Employee’s position, title or duties; iv. a change in Employee’s reporting obligations so that Employee must report to someone other than the Board; v. any action or inaction that constitutes a material breach by Employer of its obligations under this Agreement; or vi. a series of changes to Employee’s duties, responsibilities, or authority over a period of eighteen (18) months that, when considered collectively, result in a material diminution of Employee’s role as in effect immediately prior to such eighteen (18) month period, regardless of whether any single change would independently constitute a material diminution. For purposes of this clause, Employee’s role shall be deemed materially diminished if the aggregate effect of such changes causes Employee’s duties, responsibilities, or authority to be inconsistent in any material respect with those customarily held by chief executive officers. No such act or event described in clauses (i) through (vi) of this paragraph 1(h) shall constitute Good Reason hereunder if Employer has fully cured such act or event during the applicable thirty (30) day notice period (the “Cure Period”). If such act or event giving rise to Good Reason is not cured by Employer within the Cure Period, Employee must terminate his employment no later than ninety (90) days after the expiration of the Cure Period. No such act or event described in clauses (i) through (vi) of this paragraph 1(h) shall constitute Good Reason hereunder if Employee provides written consent to any such occurrence. “Termination Date” means the date on which Employee’s employment by Employer ceases under this Agreement, as provided under Sections 8 or 9 below, as applicable. 2. Employment. Employer hereby agrees to continue to employ Employee and Employee hereby accepts such continued employment, upon the terms and conditions hereinafter set forth, as Chief Executive Officer of Employer. Employee shall work from Employer’s Corporate Headquarters located in Coconut Creek, FL, or another office location of Employer, or another location to be mutually agreed by Employee and Employer and which agreement to work at another location shall not be unreasonably withheld. 3. Term. Executive’s employment hereunder shall continue under this Agreement for an indefinite period of time beginning on the Effective Date and continuing until termination in accordance with Section 8 or 9 of this Agreement, as applicable (the “Employment Term”). 4. Duties. Employee shall in good faith perform those duties and functions as are required

5 by his position (and as are outlined on Exhibit “A” hereto). Notwithstanding the foregoing or any other provision in this Agreement, Employer shall have the right to modify from time to time the title and duties assigned to Employee so long as such title and duties are consistent with the usual and customary expectations of the type of position and function of Employee as Chief Executive Officer. Employee agrees to serve Employer faithfully and to the best of his ability; to devote his full time and attention, with undivided loyalty, during normal business hours to the business and affairs of Employer, except during reasonable vacation periods and periods of illness and incapacity, and to perform such duties as the Board may assign him that are consistent with his title. Employee shall not engage in any other business or job activity during the Employment Term without Employer’s prior written consent. Notwithstanding the foregoing, Employee may (i) engage in civic and not- for- profit activities and (ii) make investments and manage Employee’s personal, financial and legal affairs, so long as such activities do not materially interfere with Employee’s performance of his duties hereunder. 5. Compensation. Employer agrees to provide as compensation to Employee the following salary, incentive, and benefits in exchange for the services described in Section 4 of this Agreement: Base Salary. Employer agrees to pay to Employee during the Employment Term an annual base salary in the amount of $1,000,000 (as adjusted, the “Base Salary”), less payroll deductions and all required withholdings. The Base Salary shall be paid not less frequently than semi-monthly in accordance with Employer’s usual payroll practices. The Committee shall review the Base Salary no less than once annually, and shall have sole discretion to increase or decrease (in connection with a salary reduction program approved by the Committee, which affects all executive officers of Employer) the Base Salary. Incentive Compensation. In addition to the Base Salary, Employee shall participate in and, to the extent earned or otherwise payable thereunder, receive periodic incentive cash bonuses pursuant to any incentive plans currently maintained or hereafter established by Employer and applicable to an employee of Employee’s position. Employee’s entitlement to incentive compensation is discretionary and shall be determined by the Committee in good faith based upon the extent to which Employee’s individual performance objectives and Employer’s performance objectives were achieved during the applicable bonus period. Commencing in 2025, Employee shall be eligible to receive an annual bonus (“Annual Bonus”) with a target bonus of 125% of the Base Salary (as adjusted, the “Target Annual Bonus”). 6. Benefits and Perquisites. Benefits. Employer shall provide Employee such employment benefits, equipment and support as are generally available to executive officers of Employer, including without limitation coverage under medical, dental, long-term disability and group life insurance plans, and rights and benefits for which Employee is eligible under Employer’s 401(k) and employee stock purchase plans, if any, in each case, subject to the terms and conditions of such plans and

6 arrangements. Employer will also endeavor to provide Employee with a long-term disability plan. Procurement of such disability coverage, however, will be subject to evidence of insurability and underwriting approval. Vacation and Sick Pay. Employee shall be eligible for vacation and sick leave in accordance with the policies of Employer in effect from time to time during the Employment Term. Employee shall be entitled to a period of annual vacation time equal to four (4) weeks during each Employment Year, to accrue pro rata during the course of the Employment Term. All accrued vacation shall be paid to Employee in a lump sum payment on the date of a Change in Control or termination of employment with Employer. Perquisites. During the Employment Term, Employer shall also provide the following perquisites to Employee: i. Use of an Employer provided car comparable to that presently used by Employee; ii. Payment for Employee’s monthly fees and expenses at up to two social clubs, capped at $35,000 per social club per year; iii. Financial, tax and estate planning services with a value of a maximum of $45,000 per year, to be reimbursed or paid after receipt of a reasonable invoice, reviewed and approved by the Committee; iv. Personal use of Employer plane (including family and friends) with a limit of $30,000 benefit in any calendar year based upon Standard Industry Fare Level (SIFL) rates; provided, however, that in addition to the foregoing, Employee (including family and friends) shall be entitled to usage of Employer plane on empty and/or repositioning legs as determined in the reasonable discretion of Employee (at no cost to Employee) and solely to the extent that the incremental cost to Employer is de minimis; v. Reimbursement of reasonable expenses incurred in performing his duties under this Agreement (including, but not limited to, expenses for entertainment, long-distance telephone calls, lodging, meals and travel including first class air fare); vi. Employee may pilot aircraft owned or leased by Employer, provided: A. Employee remains a licensed pilot with a valid medical certificate; B. Employee is current on the latest training requirements for the corresponding aircraft asset type or is using the asset type to become current, in accordance with FAA limitations and requirements. Employer will pay for type certificates, recurrency or other related training for Employee;

7 C. Employee must have 500 hours or more of total piloting time; D. Employee must be a named insured on the aircraft’s insurance policy or, in the case of an open pilot policy, meet the qualifications as set out by the aircraft’s insurer; and E. Employee’s insurance coverages (including but not limited to third- party liability, all-risks, etc.) must continue to apply with Employee piloting the Employer’s aircraft; vii. Training for Employee’s piloting of aircraft owned or leased by Employer shall be paid for by Employer, and such training may include but not be limited to type ratings, recurrency training or other training intended to maintain or improve the safe operation of Employer’s aircraft; viii. If Employee is to attend a corporate event for more than seven (7) consecutive days, Employee’s spouse/significant other and Employee’s children shall be permitted to accompany Employee with no additional cost to Employee; and ix. In the event any perquisites described in Section 6(c)(vi) through Section 6(c)(viii) of this Agreement result in a taxable fringe benefit for Employee, such benefit shall be grossed up for taxes by Employer (the “Gross-Up Payments”). The Gross-Up Payments shall be payable no later than December 31st of the calendar year following the year in which Employee remits the taxes related to such fringe benefits to the applicable taxing agency. The Gross-Up Payments shall be calculated based on the maximum marginal federal and state tax rates applicable to Employee. 7. Grants of Restricted Stock. Employee will be eligible to participate in Employer’s 2023 Incentive Stock Plan (the “Plan”), and for grants of Restricted Stock Bonus Awards (as defined in the Plan) on the same terms as are generally available to executive officers of Employer and on terms which are in accordance with comparative market practices. The parties agree that any additional grant of Restricted Stock Bonus Awards under the Plan or any similar plan is subject to the discretion of the Board, or the Committee, based upon the duties of Employee’s position, the extent to which Employee’s individual performance objectives and Employer’s profitability objectives and other financial and non-financial objectives were achieved during the applicable period, and comparative market practices. In addition to any rights Employee may have under the Plan or specific Restricted Stock Bonus Awards under the Plan, all Restricted Stock Bonus Awards granted to Employee which would have otherwise vested during the period following the occurrence of a Change in Control shall immediately vest and become exercisable in the event of a Change in Control.

8 8. Termination by Employer. The employment of Employee may be terminated by Employer for any reason or no reason, with or without cause or justification, subject to the following: Termination For Cause. If Employee’s employment is terminated by Employer for Cause, then (i) Employer’s total liability to Employee or his heirs shall be limited to payment of any unpaid Base Salary, any unpaid earned and declared Annual Bonus, any vested but undistributed stock to which Employee is entitled as of the Termination Date (except if such termination is a termination by Employer for Cause), and accrued vacation and sick pay solely to the extent provided in Employer’s policy (collectively, the “Accrued Benefits”), and Employee shall not be entitled to any further compensation or benefits provided under this Agreement, including, without limitation, any severance payments and (ii) Employee will forfeit that portion of any grant of restricted stock that has not vested as of the Termination Date. Termination Without Cause. If Employee’s employment is terminated by Employer without Cause, then in addition to the Accrued Benefits, Employer will, in the case of termination, provide not less than six (6) months’ notice of termination or an amount equal to twelve (12) months of the Base Salary minus the number of months notice provided to Employee, payable within sixty (60) days following termination of employment. In addition, in each of the foregoing scenarios, Employee will be paid the severance which is described in Section 10 below. 9. Termination by Employee. The employment of Employee may be terminated by Employee for any reason or no reason, with or without cause or justification, subject to the following: Voluntary Resignation. If Employee’s employment terminates by reason of Employee’s voluntary resignation (and is not a resignation for Good Reason), then (i) Employer’s total liability to Employee shall be limited to payment of the Accrued Benefits, and Employee shall not be entitled to any further compensation or benefits provided under this Agreement, including, without limitation, any severance payments and (ii) Employee will forfeit that portion of any grant of restricted stock that has not vested as of the Termination Date. Resignation for Good Reason. If Employee’s employment terminates by reason of Employee’s voluntary resignation for Good Reason, then in addition to the Accrued Benefits, Employee will be paid the severance which is described in Section 10 below. 10. Severance Payment. In the event that Employee’s termination of employment falls under either Section 8(b) or 9(b), then Employee shall be entitled to the following severance in exchange for signing a release of claims that has been equitably negotiated by and between the parties. Amount. In the event severance is payable hereunder, such severance shall be in an amount equal to

9 i. two (2) times the Base Salary, it being acknowledged and agreed that if Employee is terminating employment due to a material reduction in the Base Salary, then the part of the severance payable to Employee pursuant to this subsection 10(a)(i) shall be based upon the Base Salary before such material reduction, plus ii. an amount equal to two (2) years of the average Annual Bonus paid to Employee attributable to the two (2) years prior to the year of termination, it being acknowledged and agreed that if Employee is terminating employment due to a material reduction in the Target Annual Bonus opportunity, then the part of the severance payable to Employee pursuant to this subsection 10(a)(ii) shall be based upon Employee’s Annual Bonus before any such material reduction, plus iii. distribution of unpaid deferred compensation in accordance with the terms of the applicable deferred compensation plan and any elections made thereunder, plus iv. accelerated vesting of all unvested restricted stock, performance shares at target level performance and any other stock-based awards, plus v. continued coverage under all group benefit plans (e.g., medical, dental and vision) for a period of twenty-four (24) months following the Termination Date, in each case at the same cost to Employee as prior to the Termination Date, it being acknowledged and agreed that if Employer is unable to provide such continuation coverage under any such group benefit plan, Employer shall pay for or reimburse Employee for the cost of such coverage. Payment. Subject to Section 24 hereof, all cash components of the above-described severance payments shall be paid in a lump sum within thirty (30) days of the Termination Date; provided that, only to the extent required by Section 409A of the Code, such payments shall be made in a lump sum six (6) months after the Termination Date. Limitation on Payments. If any payment or benefit Employee would receive from Employer or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be reduced to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Employee’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding

10 that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall be made in a manner consistent with the requirements of Code Section 409A and occur in the following order: cancellation of accelerated vesting of stock awards; reduction of employee benefits; and reduction of cash payments. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of Employee’s stock awards unless Employee elects in writing a different order for cancellation. The accounting firm engaged by Employer for general audit purposes as of the day prior to the effective date of the event that triggers the Payment shall perform the foregoing calculations. If the accounting firm so engaged by Employer is serving as accountant or auditor for the individual, entity or group effecting the “change in ownership” as described in Section 280G(b)(2)(A)(i) of the Code, Employer shall appoint a nationally recognized accounting firm to make the determinations required hereunder. Employer shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to Employer and Employee within fifteen (15) calendar days after the date on which Employee’s right to a Payment is triggered (if requested at that time by Employer or Employee) or such other time as requested by Employer or Employee. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish Employer and Employee with an opinion reasonably acceptable to Employee that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon Employer and Employee. 11. Benefits Upon Termination. Except as otherwise expressly provided by this Agreement pursuant to Section 10(a)(v) and without limiting any rights granted to Employee hereunder, all insurance benefits provided under Section 6 of this Agreement shall be extended, at Employee’s election and cost, to the extent permitted by Employer’s insurance policies and benefit plans, for one (1) year after Employee’s Termination Date, except (a) as required by law (e.g., COBRA health insurance continuation election) or (b) in the event of a termination described in Section 8 or 9. 12. Death/Disability. In the event (during the Employment Term) of Employee’s death, (i) this Agreement shall terminate, (ii) Employer shall pay to Employee’s estate or heirs the Accrued Benefits, and (iii) Employee’s estate and heirs shall not be entitled to any severance payments hereunder. In addition, all stock options and restricted stock granted to Employee shall immediately vest and become exercisable, if applicable, upon Employee’s death. Employee’s estate shall have the right to receive or exercise such grants or options for the shorter of (i) two (2) years from the date of death, and (ii) the term of the grant or option.

11 In the event (during the Employment Term) of Employee’s long-term disability (as defined in Employee’s Group Disability Plan) and the passing of the Elimination Period (as defined in Employee’s Group Disability Plan), (i) this Agreement shall terminate, (ii) Employer shall pay to Employee the Accrued Benefits, and (iii) Employee shall not be entitled to any severance payments hereunder. In addition, the restricted stock or stock options scheduled to vest during the two (2) years after the date of Employee’s disability shall receive accelerated vesting and shall become exercisable upon the termination of this Agreement due to Employee’s disability. Employee shall have the right to receive or exercise such grants or options for the shorter of (i) two (2) years from the date of disability, and (ii) the term of the grant or option. 13. Maintenance of Confidentiality and Duty of Loyalty. General. Employee acknowledges that, pursuant to his employment with Employer, he will necessarily have access to trade secrets and information that is confidential and proprietary to Employer in connection with the performance of his duties. In consideration for the disclosure to Employee of, and the grant to Employee of access to such valuable and confidential information and in consideration of his employment, Employee shall comply in all respects with the provisions of this Section 13. Nondisclosure. During the Employment Term and for a period of ten (10) years thereafter, Confidential and Proprietary Information of Employer of which Employee gains knowledge during the Employment Term shall be used by Employee only for the benefit of Employer in connection with Employee’s performance of his employment duties, and Employee shall not, and shall not allow any other person that gains access to such information in any manner to, without the prior written consent of Employer, disclose, communicate, divulge or otherwise make available, or use, any such information, other than for the immediate benefit of Employer. For purposes of this Agreement, the term Employee will refrain from any acts or omissions that would jeopardize the confidentiality or reduce the value of any Employer Confidential and Proprietary Information. Covenant of Loyalty. During the Employment Term, Employee shall not, on his own account or as an employee, agent, promoter, consultant, partner, officer, director, or as a more than 1% shareholder of any other person, firm, entity, partnership or corporation, own, operate, lease, franchise, conduct, engage in, be connected with, have any interest in, or assist any person or entity engaged in any business in the continental United States that is in any way competitive with or similar to the business that is conducted by Employer or is in the same general field or industry as Employer. Without limiting the generality of the foregoing, Employee does hereby covenant that he will not, during the Employment Term: i. solicit, accept or receive any compensation from any customer of Employer or any business competitive to that of Employer; or

12 ii. contact, solicit or call upon any customer or supplier of Employer on behalf of any person or entity other than Employer for the purpose of selling, providing or performing any services of the type normally provided or performed by Employer; or iii. induce or attempt to induce any person or entity to curtail or cancel any business or contracts which such person or entity has with Employer; or iv. induce or attempt to induce any person or entity to terminate, cancel or breach any contract which such person or entity has with Employer, or receive or accept any benefits from such termination, cancellation or breach. No Solicitation. During the Employment Term and for a period of three (3) years thereafter, Employee agrees not to interfere with the business of Employer or any Affiliate of Employer by directly or indirectly soliciting, attempting to solicit, inducing or otherwise causing any employee of Employer or any Affiliate of Employer to terminate his or her employment with Employer in order to become an employee, consultant or independent contractor to or for any other person or entity. Immunity under the Defend Trade Secrets Act of 2016. Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney in confidence solely for the purpose of reporting or investigating a suspected violation of law; (ii) in a complaint or other document filed in a lawsuit or other proceeding, provided that any complaint or document containing the trade secret is filed under seal; or (iii) to an attorney representing Employee in a lawsuit for retaliation by Employer for reporting a suspected violation of law or to use the trade secret information in that court proceeding, provided that any document containing the trade secret is filed under seal and Employee does not disclose the trade secret, except pursuant to court order. Additional Legal Exceptions to Non-Disclosure Obligations. Nothing in this Agreement is intended to be or will be construed to prevent, impede, or interfere with Employee’s right to (i) timely and truthfully respond to a valid subpoena; (ii) file a charge, testify, assist, or participate in any manner in an investigation, hearing or proceeding; respond to any inquiry; or otherwise communicate with, any governmental, administrative or regulatory agency or authority, including, but not limited to, the U.S. Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Equal Employment Opportunity Commission and/or any state or local fair employment practices or human rights agency, the Securities and Exchange Commission, the Commodity Futures Trading Commission or any self-regulatory organization, or (iii) make other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. Employee is not required to contact Employer regarding the subject matter of any such communications before Employee engages in such communications, and nothing

13 in this Agreement is intended to restrict Employee’s legally protected right to discuss wages, hours or other working conditions with coworkers, disclose or discuss unlawful discrimination, including conduct that constitutes sexual assault, or in any way limit Employee’s rights under the National Labor Relations Act or any whistleblower act. Injunctive Relief. Employee expressly agrees that the covenants set forth in this Section 13 are reasonable and necessary to protect Employer and its legitimate business interests, and to prevent the unauthorized dissemination of Confidential and Proprietary Information to competitors of Employer. Employee also agrees that Employer will be irreparably harmed and that damages alone cannot adequately compensate Employer if there is a violation of this Section 13 by Employee, and that injunctive relief against Employee is essential for the protection of Employer. Therefore, in the event of any such breach, it is agreed that, in addition to any other remedies available, Employer shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, plus reasonable attorneys’ fees actually incurred in seeking such relief to the extent that Employer is successful on its claims against Employee. Furthermore, Employee agrees that Employer shall not be required to post a bond or other collateral security with the court if Employer seeks injunctive relief. To the extent any provision of this Section 13 is deemed unenforceable by virtue of its scope or limitation, Employee and Employer agree that the scope and limitation provisions shall nevertheless be enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction where enforcement is sought. 14. Notices. Any notice which either party may wish or be required to give to the other party pursuant to this Agreement shall be in writing and shall be either personally served or deposited in the United States mail, registered or certified, and with proper postage prepaid. Mailed notices to Employee shall be addressed to Employee at the home address which Employee most recently communicated to Employer in writing. In the case of Employer, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of the General Counsel. Notice given by personal service shall be deemed effective upon service. Notice given by registered or certified mail shall be deemed effective three (3) days after deposit in the mail. 15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, and their successors and assigns. As used in this Agreement, the term “successor” shall include any person, firm, corporation or other business entity which at any time, whether by merger, purchase, consolidation, or otherwise, acquired all or substantially all of the assets or business of Employer. This Agreement shall be deemed to be willfully breached by Employer if any such successor does not absolutely and unconditionally assume all of Employer’s obligations under this Agreement and agree expressly to perform the obligations in the same manner and to the same extent as Employer would be required to perform such obligations in the absence of the succession; it being understood that no such breach shall occur where such assumption or agreement occurs by operation of law. Employee may not assign any of his duties hereunder and he may not assign any of his rights

14 hereunder without the written consent of Employer, which shall not be unreasonably withheld. 16. Entire Agreement. This Agreement contains the entire agreement of the parties and, as of the Effective Date, supersedes and replaces all prior agreements and understandings between the parties relating to the subject matter hereof. 17. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (without reference to choice or conflict of laws) of the State of Florida. 18. Arbitration. Employer and Employee agree that, to the extent permitted by law and to the extent that the enforceability of this Agreement is not thereby impaired, any and all disputes, controversies or claims between Employee and Employer, except disputes concerning the use or disclosure of trade secrets, proprietary and/or confidential information, or otherwise arising under Section 13 hereof, shall be determined exclusively by final and binding arbitration in Broward or Palm Beach County, Florida in accordance with the employment rules of the American Arbitration Association then in effect. The controversy or claim shall be submitted to three arbitrators, one of whom shall be chosen by Employer, one of whom shall be chosen by Employee, and the third of whom shall be chosen by the two arbitrators so selected. The party desiring arbitration shall give written notice to the other party of its desire to arbitrate the particular matter in question, naming the arbitrator selected by it. If the other party shall fail within a period of fifteen (15) days after such notice shall have been given to reply in writing naming the arbitrator selected by it, then the party not in default may apply to the American Arbitration Association for the appointment of the second arbitrator. If the two arbitrators chosen as above shall fail within fifteen (15) days after their selection to agree upon a third arbitrator, then either party may apply to the American Arbitration Association for the appointment of an arbitrator to fill the place so remaining vacant. Employer shall pay the fees of the arbitrators so selected. The decision of any two of the arbitrators shall be final and binding upon the parties hereto and shall be delivered in writing signed in triplicate by the concurring arbitrators to each of the parties hereto. The parties agree that both parties will be allowed to engage in adequate discovery consistent with the nature of the claims in dispute. The arbitrators shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrators shall have discretion to award monetary and other damages, or no damages, and to fashion such other relief as the arbitrators deem appropriate. The arbitrators also shall have discretion to award the prevailing party reasonable costs and attorneys’ fees incurred in bringing or defending an action under this Section 18, as permitted by applicable law. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. Nothing in this Section 18 shall limit Employer’s ability to seek injunctive relief for any violation of Employee’s obligations concerning nondisclosure, loyalty and non-solicitation as set forth in Section 13 hereof. Any such injunctive relief proceeding shall be without prejudice to any rights Employer or Employee may have under this Agreement to obtain relief in arbitration with respect to such matters. 19. Name Change. So long as (a) Employee is the Chief Executive Officer of Employer, and

15 (b) Employee or his Affiliates own 10% or more of the outstanding common stock of Employer, Employer will not change its name without the prior written consent of Employee. This Section 19 shall be automatically rendered void in the event of a Change in Control. 20. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein. 21. Amendments and Waivers. This Agreement may be modified only by a written instrument duly executed by each party hereto. No breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by the party who might assert such breach. No waiver of any right hereunder shall operate as a waiver of any other right or of the same or a similar right on another occasion. 22. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. 23. Section Headings. The headings of each Section, subsection or other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof. 24. Section 409A Compliance. Notwithstanding anything in this Agreement to the contrary, if any payment or benefit to Employee under this Agreement on account of Employee’s termination of employment constitutes a deferral of compensation subject to Section 409A of the Code (“Section 409A”), such payment or benefit shall commence when Employee has incurred a “Separation from Service” as defined under Treasury Regulation Section 1.409A-1(h)(1) without regard to the optional alternative definitions thereunder. If at the time of Employee’s Separation from Service, Employee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i), Employer shall delay commencement of any such payment or benefit until six (6) months after Employee’s Separation from Service (or, if earlier, Employee’s death) to the extent necessary to comply with Section 409A (the “409A Suspension Period”). On the first regular Employer pay date after the end of the 409A Suspension Period, Employer shall pay to Employee, without interest, any payments and benefits that Employer would otherwise have been required to provide Employee during the 409A Suspension Period under this Agreement but for the imposition thereof. Thereafter, Employee shall receive any remaining payments and benefits due under this Agreement in accordance with the terms of this Agreement (as if there had not been any 409A Suspension Period). To the extent that reimbursements or in-kind benefits under this Agreement constitute non- exempt “nonqualified deferred compensation” for purposes of Section 409A, (1) all reimbursements hereunder shall be made on or prior to the last day of the calendar year following the calendar year in which the expense was incurred by Employee, (2) any right to

16 reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (3) the amount of expenses eligible for reimbursement or in-kind benefits provided in any calendar year shall not in any way affect the expenses eligible for reimbursement or in- kind benefits to be provided, in any other calendar year. Each payment of compensation or benefits provided under this Agreement shall be treated as a right to receive the series of separate payments of compensation or benefits, as applicable, and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment. The payments and benefits under this Agreement are intended to be exempt from or comply with the requirements of Section 409A so that none of the payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be exempt or so comply. Employer and Employee agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions that are necessary, appropriate or desirable to avoid imposition of any additional tax under Section 409A. [Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written. “Employer” WILLIS LEASE FINANCE CORPORATION By: /s/ Scott B. Flaherty Scott B. Flaherty, Executive Vice President & Chief Financial Officer “Employee” By: /s/ Austin C. Willis Austin Willis

Exhibit A Key Responsibilities: As CEO, you are responsible for all executive management matters affecting Employer. All members of the executive management team report, either directly or indirectly, to you. As CEO you report to the Executive Chairman (acting on behalf of the Board) and to the Board directly. Your principal responsibility is running Employer business. You are responsible for promoting and conducting the affairs of Employer with the highest standards of integrity, probity and corporate governance. You are responsible, with the executive team, for implementing the decisions of the Board and its committees. Additional responsibilities include: • Serve as a highly visible and trusted leader with employees, customers, financial institutions, vendors and stakeholders. • Set, communicate and update a vision and mission for the business, to provide all with direction, meaning and culture. • Ensure Employer maintains high social responsibility wherever it does business. • Assess risks to Employer and ensure they are monitored and minimized. • Maintain awareness of the competitive market landscape, expansion opportunities and industry developments. • Provide input to the Board’s agenda from yourself and other members of the executive team. • Ensure a dialogue with the Executive Chairman on the important and strategic issues facing Employer, and work with the Executive Chairman to propose Board agenda items to reflect these strategic issues. • Ensure the executive team provides reports to you and the Board that contain accurate, timely and clear information. • Ensure the Executive Chairman is alerted to forthcoming complex, contentious or sensitive issues affecting Employer of which he might not otherwise be aware. • Evaluate the work of other executive leaders within Employer. • Ensure the development needs of the executive team and other senior management reporting to you are identified and met. Ensure performance reviews are carried out at least once a year for each of the executive directors and endeavor to ensure all department heads complete the annual performance reviews for all employees.